PHOENIX FUNDS

2007 AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

INTRODUCTION

The Purpose of this Plan is to specify the attributes of the classes of shares offered by the Phoenix Family of Funds including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). The Phoenix Funds are comprised of several trusts (each a “Trust” or “Trusts”) which in turn are comprised of a number of funds (each a “Fund” or “Funds”) offering various classes of shares, all of which are listed on the attached Schedule A. In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and, in the case of the Trusts’ non-money market portfolios, net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

GENERAL FEATURES OF THE CLASSES

Shares of each class of a Fund of the Trusts shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses: (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

ALLOCATION OF INCOME AND EXPENSES

i.	General.

The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund.

ii.	Class Expenses.

Expenses attributable to a particular class (“Class Expenses”) shall be limited to Rule 12b-1 and shareholder servicing fees and such other expenses as designated by the Fund's Treasurer, subject to Board approval and/or ratification. Class Expenses shall be allocated to the class for which they are incurred.

In the event that a particular class expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund expense and in the event a Fund expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act (“Independent Trustees”).

DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

The types of classes of each of the Funds that are money market portfolios operating pursuant to Rule 2a-7 under the 1940 Act (“Money Market Funds”) are: “A Shares” and “I Shares”, and, in the case of the Phoenix Insight Money Market Fund, “Exchange Shares”. Types of classes of each of the other Funds may include: “A Shares”, “B Shares”, “C Shares”, “I Shares”, “T Shares”, “X Shares” and “Y Shares”. To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:

A SHARES

A Shares are offered at net asset value plus an initial sales charge as set forth in the then current prospectuses of a Fund, except for the Money Market Funds which are offered at net asset value. The initial sales charge may be waived or reduced on certain types of purchases as set forth in the Fund's then current prospectus. In certain cases, A Shares, other than the Money Market Funds, are also offered subject to a contingent deferred sales charge (subject to certain reductions or eliminations of the sales charge as described in the applicable prospectus).

A Shares of a Fund may pay Phoenix Equity Planning Corporation (the “Distributor”) Rule 12b-1 fees or shareholder servicing fees of up to 0.25%, (annualized) of the average daily net assets of the Fund's A Shares, with the exception of Phoenix Money Market Fund which pays no Rule 12b-1 fee and the Phoenix Insight Government Money Market Fund, Phoenix Insight Money Market Fund and Phoenix Insight Tax-Exempt Money Market Fund (“Insight Money Market Funds”), each of which pays fees of up to 0.10% under a Rule 12b-1 plan and fees of up to 0.25% under a shareholder servicing plan not adopted under Rule 12b-1, and except that Phoenix PHOLIOsSM pay a Rule 12b-1 fee for that portion of the assets invested in the underlying fund which does not charge a 12b-1 fee. Rule 12b-1 fees may be used for, but are not limited to, payment of compensation, including incentive compensation to securities dealers and financial institutions and organizations to obtain various distribution related and/or shareholder services for the investors in the A Shares; payment of compensation to and expenses of personnel of the Distributor who support the distribution of the A Shares; expenses related to the cost of financing or providing such financing from the Distributor’s or an affiliate’s resources in connection with the Distributor’s payment of such distribution expenses and the payment of other direct distribution costs such as the cost of sales literature, advertising and prospectuses. Shareholder services include, but are not limited to, transmitting prospectuses, statements of additional information, shareholder reports, proxy statements and other materials to shareholders; providing educational materials; providing facilities to answer questions about the Funds; receiving and answering correspondence; assisting shareholders in completing application forms and selecting dividend and other account options and providing such other information and services as the Distributor or Fund may reasonably request. Fees paid under a shareholder services plan not adopted pursuant to Rule 12b-1 may only be used for shareholder service activities. A Shares do not have a conversion feature.

B SHARES

B Shares of a Fund are offered at net asset value without the imposition of any sales charge. B Shares are also offered subject to a contingent deferred sales charge. B Shares of a Fund may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s B Shares for shareholder services as previously described and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund’s B Shares pursuant to a Rule 12b-1 plan (0.50% for Phoenix Multi-Sector Short Term Bond Fund) for distribution related services. Distribution services include, but are not limited to, payment of compensation, including incentive compensation to securities dealers and financial institutions and organizations; payment of compensation to and expenses of personnel of the Distributor who support the distribution of the B Shares; expenses related to the cost of financing or providing such financing from the Distributor’s or an affiliate’s resources in connection with the Distributor’s payment of such distribution expenses and the payment of other direct distribution costs such as the cost of sales literature, advertising and prospectuses. B Shares will automatically convert to A Shares of a portfolio, without a sales charge, at the relative net asset values of each of such classes, not later than eight years (seven years for Phoenix Market Neutral Fund and six years for Phoenix Multi-Sector Short Term Bond Fund) from the acquisition of the B Shares. The conversion of B Shares to A Shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under Federal income tax law.

C SHARES

C Shares of a Fund are offered at net asset value without the imposition of any sales charge. C Shares are also offered subject to a contingent deferred sales charge. C Shares of a Fund may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s C Shares for shareholder servicing activities and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund’s C Shares pursuant to a Rule 12b-1 plan (0.25% for Phoenix Multi-Sector Short Term Bond Fund) for distribution services. C Shares do not have a conversion feature.

I SHARES

I Shares of a Fund, other than Phoenix Insight Funds Trust’s Shares, are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees.

I Shares offered through Phoenix Insight Funds Trust, may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the funds’ I Shares pursuant to a shareholder servicing plan for shareholder servicing activities. I Shares do not have a conversion feature.

T SHARES

T Shares of a Fund are offered at net asset value without the imposition of a sales charge. T Shares are also offered subject to a contingent deferred sales charge. T Shares of a Fund may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s T Shares for shareholder servicing activities and a distribution fee of up to 0.75% (annualized) of the average daily net assets of the Fund’s T Shares pursuant to a Rule 12b-1 plan for distribution services. T Shares do not have a conversion feature.

X SHARES

X Shares of a Fund are offered at net asset value without the imposition of any sales charge, Rule 12b-1 or shareholder servicing fees. X Shares do not have a conversion feature.

Y SHARES

Y Shares of a Fund are offered at net asset value without the imposition of a sales charge. Y Shares of a Fund may pay the Distributor a fee of up to 0.25% (annualized) of the average daily net assets of the Fund’s Y Shares pursuant to a 12b-1 plan for shareholder servicing activities and distribution services. Y Shares do not have a conversion feature.

EXCHANGE SHARES

Exchange Shares of the Phoenix Insight Money Market Fund are offered at net asset value without the imposition of any sales charge.

Exchange Shares of the Phoenix Insight Money Market Fund may pay the Distributor a fee of up to 0.10% (annualized) of the average daily net assets of the Fund’s Exchange Shares pursuant to a shareholder servicing plan for shareholder servicing activities. Exchange Shares do not have a conversion feature.

VOTING RIGHTS

Each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement. Each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

EXCHANGE PRIVILEGES

Shareholders of a class may exchange their shares for shares of another Fund in accordance with Section 11(a) of the 1940 Act, the rules thereunder and the requirements of the applicable prospectuses as follows: Each class of shares of a Fund may be exchanged for the corresponding class of shares of another Fund except for Exchange Shares of the Phoenix Insight Money Market Fund which have no exchange privileges. Shareholders of T Shares of Phoenix Multi-Sector Short Term Bond Fund may exchange shares of such class for C Shares in any other affiliated Phoenix Fund for which exchange privileges are available, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder’s state of residence and subject to the applicable requirements, if any as to minimum amount.

BOARD REVIEW

The Board of Trustees shall review this Plan as frequently as it deems necessary. Prior to any material amendments(s) to this Plan, the Trust’s Board including a majority of the Board Members who are not interested (including any proposed amendments to the method of allocating class and/or Fund expenses), must find that the Plan is in the best interests of each class of shares of the Trust individually and the Trust as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

SCHEDULE A

(as of July 13, 2007)

	A Shares	B Shares	C Shares	Exchange Shares	I Shares	T Shares	X Shares	Y Shares
Phoenix Adviser Trust
Phoenix Focused Value Fund	X		X
Phoenix Foreign Opportunities Fund	X		X		X

Phoenix Asset Trust
Phoenix Rising Dividends Fund	X	X	X		X
Phoenix Small-Mid Cap Fund	X	X	X		X

Phoenix Equity Series Fund
Phoenix Growth & Income Fund	X	X	X

Phoenix Equity Trust
Phoenix Mid-Cap Value Fund	X		X
Phoenix Worldwide Strategies Fund	X	X	X

Phoenix Insight Funds Trust
Phoenix Insight Balanced Fund	X		X		X
Phoenix Insight Bond Fund	X		X		X
Phoenix Insight Core Equity Fund	X		X		X
Phoenix Insight Emerging Markets Fund	X		X		X
Phoenix Insight Equity Fund	X		X		X
Phoenix Insight Government Money Market Fund	X				X
Phoenix Insight High Yield Bond Fund	X		X		X
Phoenix Insight Index Fund	X				X
Phoenix Insight Intermediate Government Bond Fund	X				X
Phoenix Insight Intermediate Tax-Exempt Bond Fund	X		X		X
Phoenix Insight Money Market Fund	X			X	X
Phoenix Insight Short/Intermediate Bond Fund	X		X		X
Phoenix Insight Small-Cap Growth Fund	X		X		X
Phoenix Insight Small-Cap Opportunity Fund	X		X		X
Phoenix Insight Small-Cap Value Fund	X		X		X
Phoenix Insight Tax-Exempt Bond Fund	X		X		X
Phoenix Insight Tax-Exempt Money Market Fund	X				X

Phoenix Institutional Mutual Funds
Phoenix Institutional Bond Fund							X	X
Phoenix Low-Duration Core Plus Bond Fund							X	X

Phoenix Investment Series Fund
Phoenix Income & Growth Fund	X	X	X

Phoenix Investment Trust 06
Phoenix All-Cap Growth Fund	X	X	X
Phoenix Small-Cap Growth Fund	X	X	X

	A Shares	B Shares	C Shares	Exchange Shares	I Shares	T Shares	X Shares	Y Shares
Phoenix Investment Trust 97
Phoenix Quality Small-Cap Fund	X		X		X
Phoenix Small-Cap Sustainable Growth Fund	X		X		X
Phoenix Small-Cap Value Fund	X	X	X

Phoenix Multi-Portfolio Fund
Phoenix International Strategies Fund	X	X	X

Phoenix Opportunities Trust
Phoenix Bond Fund	X	X	X		X
Phoenix CA Tax-Exempt Bond Fund	X				X
Phoenix Core Bond Fund	X	X	X
Phoenix Earnings Driven Growth Fund	X	X	X		X
Phoenix Emerging Markets Bond Fund	X	X	X
Phoenix Global Utilities Fund	X		X
Phoenix Growth Opportunities Fund	X		X
Phoenix High Yield Fund	X	X	X
Phoenix Market Neutral Fund	X	X	X
Phoenix Money Market Fund	X
Phoenix Multi-Sector Fixed Income Fund	X	X	X
Phoenix Multi-Sector Short Term Bond Fund	X	X	X			X
Phoenix Real Estate Securities Fund	X	X	X		X

Phoenix PHOLIOsSM
Phoenix Diversifier PHOLIO	X		X
Phoenix Wealth Accumulator PHOLIO	X		X
Phoenix Wealth Builder PHOLIO	X		X
Phoenix Wealth Guardian PHOLIO	X		X

Phoenix Series Fund
Phoenix Balanced Fund	X	X	X
Phoenix Capital Growth Fund	X	X	X
Phoenix Mid-Cap Growth Fund	X	X	X

Phoenix Strategic Equity Series Fund
Phoenix Dynamic Growth Fund	X		X
Phoenix Strategic Growth Fund	X	X	X		X